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                                  EXHIBIT 23.2

We consent to the reference to our Firm under the caption "Experts" and to the use of our reports dated March 11, 1998, in the Registration Statement Form S-4 and related Prospectus of KMC Telecom Holdings, Inc. for the registration of 238,967,391 of 12 1/2% Senior Discount Notes due 2008.

                                          /s/ ERNST & YOUNG LLP

MetroPark, NJ
April 17, 1998